Exhibit 5.2




                                September 17, 1997


Echo Bay Mines Ltd.
Echo Bay Resources Inc.
6400 South Fiddlers Green Circle
Suite 1000
Englewood, Colorado 80111-4957

         Re:      Registration Statement on Form S-3
                  Relating to $200,000,000 Aggregate
                  Principal Amount of Debt and Equity Securities

Gentlemen:

     We have acted as special United States counsel to Echo Bay Mines Ltd., a Canadian corporation (the "Company"), and Echo Bay Resources Inc., a Delaware corporation ("Resources"), in connection with the preparation of a Registration Statement on Form S-3 (as amended, the "Registration Statement"), filed by the Company and Resources with the Securities and Exchange Commission. The Registration Statement relates to the registration under the Securities Act of 1933 (the "1933 Act") of an aggregate of $200,000,000 principal amount of (i) debt securities which may be issued by the Company or Resources (the "Debt Securities"); (ii) shares of preferred stock (the "Preferred Stock") which may be issued by Resources; (iii) full, unconditional and irrevocable guarantees of the Resources Debt Securities and Preferred Stock (the "Guarantees"), which may be issued by the Company; (iv) Common Shares which may be issued by the Company (the "Common Shares"); and (v) warrants which may be issued by the Company (the "Warrants"). Together, the Debt Securities, the Preferred Stock, the Guarantees, the Common Shares and the Warrants are referred to as the "Securities."

     This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the 1933 Act.

     We have examined the forms of the Indentures filed by the Company and Resources as exhibits to the Registration Statement (the "Indentures"). In addition, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments, have made such inquiries as to questions of fact of officers and representatives of the Company and Resources and have made such examinations of law as we have deemed necessary or appropriate for purposes of giving the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

     We have assumed for purposes of this opinion (i) the corporate power, authority and legal right of the trustee or trustees (the "trustees") under the Indentures to execute, deliver and perform their obligations under the Indentures, that the performance of such obligations by the trustees will not violate their charter or bylaws and that the trustees have the legal ability to exercise their trust powers in the State of Colorado, and (ii) that the Indentures will have been duly authorized, executed and delivered by the applicable trustee at the time of issuance of Debt Securities.

Echo Bay Mines Ltd.
Echo Bay Resources Inc.
September 17, 1997
Page 2



     In giving the opinion set forth below, we have relied on the opinion of Milner Fenerty, Canadian counsel to the Company, as to certain matters covered by Canadian law.

     We are members of the bar of the State of Colorado, and the following opinions are limited solely to the applicable federal law of the United States of America, the law of the State of Colorado and the General Corporation Law of the State of Delaware. While we are not licensed to practice in the State of Delaware, we have reviewed applicable provisions of the General Corporation Law of Delaware as we have deemed appropriate in connection with the provisions expressed herein. Except as described, we have neither examined nor do we express any opinion with respect to Delaware law.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. The issuance and sale by the Company and Resources of up to $200,000,000 of Securities, as provided in the Registration Statement, have been duly and validly authorized by all necessary corporate action of the Company and Resources.

     2. When (i) the Registration Statement has become effective under the 1933 Act, (ii) the applicable Indenture has been qualified under the Trust Indenture Act of 1939 and has been duly executed and delivered by the parties thereto,
(iii) the definitive terms of any Debt Securities and of their issue and sale have been duly established in conformity with the resolutions of the board of directors of the Company and, if applicable, Resources, and the applicable Indentures so as not to violate any applicable law or agreement or instrument then binding on the Company and, if applicable, Resources, (iv) such Debt Securities have been duly executed and authenticated in accordance with the Indentures, and (v) such Debt Securities have been issued and sold as contemplated in the Registration Statement, the prospectus contained therein (the "Prospectus") and in the applicable supplement to the Prospectus, such Debt Securities will constitute valid and legally binding obligations of the Company and, if applicable, Resources, entitled to the benefits provided by the applicable Indentures, except (A) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     3. The Preferred Stock of Resources, when issued and sold in conformity with the resolutions of the board of directors of Resources, and as contemplated in the Registration Statement, the Prospectus and in the applicable supplement to the Prospectus, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.2 to the Registration Statement. We also consent to the reference to this firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement as the counsel who will pass upon the validity of the Debt Securities. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules of the Securities and Exchange Commission thereunder.

                                  Very truly yours,


                                  /s/ Davis, Graham & Stubbs LLP

                                  DAVIS, GRAHAM & STUBBS LLP